SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 16, 2004

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15234	52-1402131
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 LIBERTY WAY

CHESTER, VIRGINIA 23836

(Address of principal executive offices, including zip code)

(804) 530-0535

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On April 16, 2004, Star Scientific, Inc. (the “Company”) sold to certain investors a total of 1,142,857 shares of $0.0001 par value Common Stock of the Company (“Common Stock”) at a price per share of $3.50 for an aggregate purchase price of $4,000,000 with an option to purchase an additional 1,072,386 shares of Common Stock at an exercise price of $3.73 per share and an aggregate exercise price of $4,000,000, which is exercisable for a period of thirty days after the occurrence of certain events. In connection with the offering, the Company has entered into Registration Rights Agreements with the investors, whereby the Company has agreed to file and maintain an effective registration statement covering resales of the shares by the investors. The Securities Purchase Agreements, which describes the terms and conditions of the stock sale and issuance, and the Registration Rights Agreements have been attached hereto as Exhibits and they are incorporated herein by reference.

In connection with this transaction, the Company paid Reedland Capital Partners, an Institutional Division of Financial West Group (“Reedland”) a placement fee of $280,000.

Star Scientific’s press release, dated April 16, 2004, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 7.    Financial Statements and Exhibits

(a)	Financial Statements:

None.

(b)	Exhibits:

10.1	Securities Purchase Agreement, dated as of April 15, 2004, by and among the Company, Elliott Associates, L.P. and Elliott International, L.P.

10.2	Registration Rights Agreement, dated as of April 15, 2004, by and among the Company, Elliott Associates, L.P. and Elliott International, L.P.

10.3	Securities Purchase Agreement, dated as of April 15, 2004, by and between the Company and Portside Growth and Opportunity Fund, L.P.

10.4	Registration Rights Agreement, dated as of April 15, 2004, by and between the Company and Portside Growth and Opportunity Fund, L.P.

10.5	Second Restated Non-Circumvention and Finder’s Fee Agreement, dated as of April 15, 2004, by and between the Company and Reedland Capital Partners, an Institutional Division of Financial West Group

99.1	Press Release of Star Scientific, Inc., dated April 16, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.

Date: April 16, 2004	By:	/s/ Paul L. Perito

Paul L. Perito Chairman of the Board, President and Chief Operating Officer

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